Exhibit 99.1
3M Reports First-Quarter 2026 Results
•Q1 GAAP sales of $6.0 billion, up 1.3%; operating margin of 23.2%, up 230 bps; EPS of $1.23, down 40%, all YoY
◦Adjusted sales of $6.0 billion with organic growth of 1.2% YoY
◦Adjusted operating margin of 23.8%, up 30 bps YoY
◦Adjusted EPS of $2.14, up 14% YoY
•Q1 operating cash flow of $0.6 billion with adjusted free cash flow of $0.5 billion
•Reiterates full-year 2026 guidance
ST. PAUL, Minn. – April 21, 2026 − 3M (NYSE: MMM) today reported first-quarter results.
“We are executing on 3M’s value creation framework to build a stronger company,” said William Brown, 3M Chairman and CEO. “Our focus remains on improving execution of the fundamentals and transforming the company by simplifying and standardizing our processes and footprint and reshaping the portfolio. Together, these actions will drive structurally higher growth and stronger margin performance, while improving enterprise resilience and predictability.”

Brown added, “We had a good start to the year, and despite operating in a volatile environment, we remain confident in achieving our 2026 guidance while staying committed to our long-term strategy - investing in growth, driving operational performance, and returning cash to shareholders.”
First-quarter highlights:

	Q1 2026	Q1 2025
GAAP EPS	$1.23	$2.04
Special items:
Net costs (benefit) from significant litigation	(0.04)	0.41
Loss on business divestitures	0.01	—
Manufactured PFAS products	0.18	0.06
(Increase) decrease in value of Solventum ownership	0.67	(0.63)
Transformation costs	0.09	—
Adjusted EPS	$2.14	$1.88

Memo:
GAAP operating income margin	23.2%	20.9%
Adjusted operating income margin	23.8%	23.5%
•GAAP EPS of $1.23 and operating margin of 23.2%.
•Adjusted EPS of $2.14, up 14% year-on-year.
•Adjusted operating income margin of 23.8%, an increase of 30 basis points year-on-year.

	GAAP	Adjusted (non-GAAP)
Net sales (billions)	$6.0	$6.0
Sales change
Total sales	1.3%	3.9%
Components of sales change:
Organic sales	(1.4)	1.2
Acquisitions/divestitures	(0.1)	(0.1)
Translation	2.8	2.8
Adjusted sales excludes manufactured PFAS products.
•Sales of $6.0 billion, up 1.3% year-on-year with organic sales down 1.4% year-on-year.
•Adjusted sales of $6.0 billion, up 3.9% year-on-year with adjusted organic sales up 1.2% year-on-year.
•3M returned $2.4 billion to shareholders via dividends and share repurchases.
•Cash from operations of $0.6 billion.
•Adjusted free cash flow of $0.5 billion.

Full-year 2026 guidance
3M reiterated the following full-year 2026 expectations.
•Adjusted total sales growth1 of ~4 percent, reflecting adjusted organic sales growth1 of ~3 percent.
•Adjusted operating income margin expansion1 of 70 bps to 80 bps.
•Adjusted EPS1 in the range of $8.50 to $8.70.
•Adjusted operating cash flow1 of $5.6 to $5.8 billion, contributing to >100 percent adjusted free cash flow conversion1.
1As further discussed at 4 within the "Supplemental Financial Information Non-GAAP Measures" sections, 3M cannot, without unreasonable effort, forecast certain items required to develop meaningful comparable GAAP financial measures and, therefore, does not provide them on a forward-looking basis reflecting these items.
Conference call
3M will conduct an investor teleconference at 9 a.m. ET (8 a.m. CT) today. Investors can access this conference via the following:
•Live webcast at https://investors.3M.com
•Webcast replay at https://investors.3m.com/financials/quarterly-earnings
Forward-looking statements
Certain statements in this document, as well as other filings we make with the United States Securities and Exchange Commission (“SEC”) and other written and oral information we release are considered "forward-looking statements" under the federal securities laws, including the Private Securities Litigation Reform Act of 1995, as amended (the "PSLRA"). Forward-looking statements may appear throughout this document and are typically identified by the words "aim," "anticipate," "believe," "can," "continue," "could," "estimate," "evaluate," "expect," "forecast," "future," "goal," "guidance," "impact," "initial," "intend," "likely," "may," "outlook," "plan," "possible," "potential," "predict," "probable," "project," "seek," "should," "strategy," "target," "will," "would," and other words that are similar to, or have the opposite meanings, of those words.
All forward-looking statements are intended to enjoy the protection of the PSLRA’s safe harbor for forward looking-statements, as well as the protections provided by other securities laws. Forward-looking statements speak only as of the date they are made and the Company assumes no obligation to update or revise any forward-looking statements. Readers are cautioned not to place undue reliance on any of these forward-looking statements.
Although the Company believes it has a reasonable basis for the forward-looking statements it makes, those statements are based on certain assumptions and expectations of future events and trends that are subject to risks and uncertainties. Changes in those assumptions, expectations, or other factors could produce materially different results. The most important risks, uncertainties, and other factors that could cause the Company's actual results to differ from the Company's forward-looking statements include:(1) worldwide economic, political, regulatory, international trade, geopolitical, tariffs, and retaliatory counter measures, capital markets, and other external conditions, (2) foreign currency exchange rates and fluctuations in those rates, (3) liabilities and contingencies related to PFAS, including liabilities related to claims, lawsuits, and government regulatory proceedings concerning various PFAS-related products and chemistries, as well as risks related to the Company's exit of PFAS manufacturing and work to discontinue use of PFAS across its product portfolio, (4) risks related to the PWS Settlement to resolve claims by public water suppliers in the United States regarding PFAS, as well as risks related to ongoing PFAS-related settlements and claims, (5) legal proceedings, including significant developments that could occur in the legal and regulatory proceedings described in the Company's reports on Form 10-K, 10-Q, and 8-K, as well as compliance risks related to legal or regulatory requirements, government contract requirements, policies and practices, or other matters that require or encourage the Company or its customers, suppliers, vendors, or channel partners to conduct business in a certain way, (6) competitive conditions and customer preferences, (7) the timing and market acceptance of new product and service offerings, (8) the availability and cost of purchased components, compounds, raw materials and energy due to shortages, increased demand and wages, tariffs, supply chain interruptions, or natural or other disasters, (9) unanticipated problems or delays when implementing new business systems and solutions, including with the phased implementation of a global enterprise resource planning system, or security breaches and other disruptions to the Company's information or operational technology infrastructure, (10) use of artificial intelligence technologies, (11) the impact of acquisitions, strategic alliances, divestitures, and other strategic events resulting from portfolio management actions and other evolving business strategies, (12) operational execution, including the extent to which the Company can realize the benefits of planned productivity improvements, as well as the impact of organizational restructuring activities, (13) financial market risks that may affect the Company's funding obligations under defined benefit pension and postretirement plans, (14) the Company’s credit ratings and its cost of funding, (15) tax-related external conditions, including changes in tax rates, laws, or regulations, (16) matters relating to the Company's Aearo Entities, Combat Arms Earplugs Settlement, and related products, and (17) matters relating to the spin-off of Solventum, the Company's former Health Care business, into an independent public company.
Those risks, uncertainties, and other factors are further described in Part I, Item 1A, "Risk Factors" of the Company's Form 10-K for the year ended December 31, 2025. For additional information concerning factors that may cause actual results to differ materially from the Company's forward-looking statements, see the Company's reports on Form 10-K, 10-Q, and 8-K filed with the SEC from time to time.

3M Company and Subsidiaries
CONSOLIDATED STATEMENT OF INCOME
(Millions, except per-share amounts)
(Unaudited)

	Three months ended March 31,
	2026	2025
Net sales	$6,030	$5,954

Operating expenses
Cost of sales	3,574	3,478
Selling, general and administrative expenses	744	945
Research, development and related expenses	308	285
Loss on business divestitures	7	—
Total operating expenses	4,633	4,708
Operating income	1,397	1,246

Other expense (income), net	519	(139)

Income before income taxes	878	1,385
Provision for income taxes	221	265
Income of consolidated group	657	1,120

Income from unconsolidated subsidiaries, net of taxes	2	2
Net income including noncontrolling interest	659	1,122

Less: net income attributable to noncontrolling interest	6	6
Net income attributable to 3M	$653	$1,116

Earnings per share attributable to 3M common shareholders:
Weighted average 3M common shares outstanding — basic	529.1	543.8
Earnings per share — basic	$1.23	$2.05

Weighted average 3M common shares outstanding — diluted	532.8	547.7
Earnings per share — diluted	$1.23	$2.04

3M Company and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEET
(Dollars in millions)
(Unaudited)

	March 31, 2026	December 31, 2025
Assets
Current assets
Cash and cash equivalents	$3,729	$5,235
Marketable securities	420	698
Accounts receivable – net	3,754	3,533
Inventories	3,690	3,661
Prepaids	407	391
Assets held for sale	49	46
Other current assets	2,344	2,823
Total current assets	14,393	16,387
Property, plant and equipment – net	6,960	7,101
Goodwill and intangible assets – net	7,462	7,522
Other assets	6,621	6,723
Total assets	$35,436	$37,733
Liabilities and equity
Current liabilities
Short-term borrowings and current portion of long-term debt	$1,650	$1,670
Accounts payable	2,786	2,702
Accrued payroll	420	718
Liabilities held for sale	56	55
Other current liabilities	4,120	4,450
Total current liabilities	9,032	9,595
Long-term debt	10,906	10,932
Other liabilities	12,187	12,459
Total liabilities	32,125	32,986
Total equity	3,311	4,747
Shares outstanding
March 31, 2026: 521,567,261
December 31, 2025: 530,279,131
Total liabilities and equity	$35,436	$37,733

3M Company and Subsidiaries
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Dollars in millions)
(Unaudited)

	Three months ended March 31,
	2026	2025
Net cash provided by (used in) operating activities	$574	$(79)

Cash flows from investing activities:
Purchases of property, plant and equipment	(225)	(236)
Purchases and proceeds from sale or maturities of marketable securities and investments – net	281	1,441
Other investing activities	4	15
Net cash provided by (used in) investing activities	60	1,220

Cash flows from financing activities:
Change in debt – net	—	349
Purchases of treasury stock and dividends paid to shareholders	(2,411)	(1,670)
Proceeds from issuances of treasury stock pursuant to stock option and benefit plans	302	905
Other financing activities	(15)	(6)
Net cash provided by (used in) financing activities	(2,124)	(422)

Effect of exchange rate changes on cash and cash equivalents	(13)	7

Net increase (decrease) in cash and cash equivalents, including cash classified within assets held for sale	(1,503)	726
Less: net increase (decrease) in cash classified within assets held for sale	3	—
Net increase (decrease) in cash and cash equivalents	(1,506)	726
Cash and cash equivalents at beginning of year	5,235	5,600
Cash and cash equivalents at end of period	$3,729	$6,326

3M Company and Subsidiaries
SALES CHANGE ANALYSIS2
(Unaudited)

	Three months ended March 31, 2026
By reportable business segment	Organic sales	Divestitures	Translation	Total sales change
Safety and Industrial	3.2%	—%	3.6%	6.8%
Transportation and Electronics	(0.3)	(0.3)	2.4	1.8
Consumer	(1.3)	—	1.9	0.6
Total reportable business segments	1.2	(0.1)	2.9	4.0
Total Company	(1.4)	(0.1)	2.8	1.3
By geographic area
Americas	(2.6)%	(0.2)%	1.1%	(1.7)%
China	4.4	—	4.2	8.6
Other Asia	0.3	—	(0.4)	(0.1)
Europe, Middle East and Africa	(3.2)	—	9.9	6.7
2Total sales change is calculated based on reported sales results. The components of sales change include organic local-currency sales, acquisitions, divestitures, and translation. Organic local-currency sales include both organic volume impacts (which excludes acquisition and divestiture impacts) and selling price changes. Acquisition and divestiture impacts are measured separately for the first 12 months post-transaction.

3M Company and Subsidiaries
BUSINESS SEGMENTS
(Unaudited)
3M discloses business segment operating income as its measure of segment profit, which is reconciled to both total 3M operating income and income before taxes. This measure excludes certain expenses and income not allocated to business segments (as described below in “Corporate”).
Effective in the first quarter of 2026, the measure of segment operating performance and segment composition used by the 3M’s chief operating decision maker (CODM) changed. As a result, 3M’s disclosed measure of segment profit and other segment-related amounts were updated to align with these changes. The financial information presented herein reflects the impact of these changes for all periods presented. These include:
•Reflecting manufactured PFAS products activity and net costs for respirator mask/asbestos litigation special items within Corporate: Previously, these special items were included in the Transportation and Electronics segment and Safety and Industrial segment, respectively. Elements related to manufactured PFAS products activity are now included in Corporate, with sales and income (loss) reflected as a special item. Net costs related to respirator mask/asbestos are now also reflected in Corporate, within the net costs for significant litigation Corporate special item.

	Three months ended March 31,

Net sales (millions)	2026	2025
Abrasives	$349	$317
Automotive Aftermarket	304	290
Electrical Markets	356	325
Industrial Adhesives and Tapes	604	543
Industrial Specialties Division	286	288
Personal Safety	912	850
Roofing Granules	119	132
Total Safety and Industrial business segment	2,930	2,745

Advanced Materials	147	143
Automotive and Aerospace	484	475
Commercial Branding and Transportation	640	616
Electronics	577	582
Total Transportation and Electronics business segment	1,848	1,816

Consumer Safety and Well-Being	278	274
Home and Auto Care	328	299
Home Improvement	311	326
Packaging and Expression	214	225
Total Consumer business segment	1,131	1,124
Total reportable business segments	5,909	5,685

Corporate	121	269
Total company	$6,030	$5,954

3M Company and Subsidiaries
BUSINESS SEGMENTS - (CONTINUED)
(Unaudited)

Operating income (millions)
Safety and Industrial	$776	$699
Transportation and Electronics	399	390
Consumer	217	219
Total reportable business segments	1,392	1,308
Corporate
Corporate-level (expense) income	34	50
Corporate special items:
Net (costs) benefit from significant litigation	170	(74)
(Loss) gain on business divestitures	(7)	—
Manufactured PFAS products	(126)	(38)
Transformation costs	(66)	—
Total Corporate	5	(62)
Total Company operating income	1,397	1,246

Other expense/(income), net	519	(139)
Income before income taxes	$878	$1,385
Corporate
Outside of 3M's reportable segments, 3M has Corporate which is not a reportable business segment as it does not meet the segment reporting criteria. Because Corporate includes a variety of miscellaneous items, it is subject to fluctuation on a quarterly and annual basis.
Corporate operating income (loss) includes:
•Corporate-level (expense) income includes:
◦certain enterprise and governance activities resulting in unallocated corporate costs and other activity or costs that 3M may choose not to allocate directly to its business segments,
◦commercial activity with Solventum following its April 2024 spin-off from 3M, as well as certain operations of 3M’s former health care business segment that were retained by 3M, and
◦transition arrangement agreements (e.g., fees charged by 3M, net of underlying costs) related to divested businesses, including those related to Solventum.
•Corporate special items include, for the periods presented:
◦net costs for significant litigation impacting operating income (loss),
◦manufactured PFAS products activity
◦(loss) gain on business divestitures,
◦transformation program restructuring and related charges.

3M Company and Subsidiaries
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES
(Unaudited)
In addition to reporting financial results in accordance with U.S. GAAP, 3M also provides certain non-GAAP measures. These measures are not in accordance with, nor are they a substitute for GAAP measures, and may not be comparable to similarly titled measures used by other companies.
Certain measures adjust for the impacts of special items. Special items for the periods presented include the items described in the section entitled “Description of special items”. Because 3M provides certain information with respect to business segments, it is noteworthy that special items impacting operating income (loss) are reflected in Corporate.
This document contains measures for which 3M provides the reported GAAP measure and a non-GAAP measure adjusted for special items. The document also contains additional measures which are not defined under U.S. GAAP. These measures and reasons 3M believes they are useful to investors (and, as applicable, used by 3M) include:

GAAP amounts for which a measure adjusted for special items is also provided:	Reasons 3M believes the measure is useful:
•Net sales (and sales change)	Considered in evaluating and managing operations; useful in understanding underlying business performance, provides additional transparency to special items
•Operating income (loss) and operating income (loss) margin (and expansion)
•Income before taxes
•Provision for income taxes and effective tax rate
•Net income
•EPS

Additional non-GAAP measures:
•Adjusted net cash provided by (used in) operating activities; adjusted purchases of property, plant and equipment (also referred to as adjusted capital expenditures); adjusted free cash flow and adjusted free cash flow conversion
Used as indicators of strength and ability to generate cash and as indicator of capital deployment; meaningful as measures of performance
The following provides additional information and applicable GAAP amounts reconciled to non-GAAP measures.

3M Company and Subsidiaries
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES – (CONTINUED)
(Unaudited)
Certain amounts adjusted for special items (non-GAAP measures):

(dollars in millions, except per share amounts)	Three months ended March 31, 2025
	Net sales	Operating income	Operating income margin	Income before taxes	Provision for income taxes	Effective tax rate	Net income attributable to 3M	EPS
Total Company GAAP amounts	$5,954	$1,246	20.9%	$1,385	$265	19.1%	$1,116	$2.04
Corporate GAAP amounts	269	(62)
Adjustments for special items:
Net costs for significant litigation	—	74		224	(2)		226	0.41
Manufactured PFAS products	(174)	38		38	9		29	0.06
Solventum ownership - change in value	—	—		(343)	—		(343)	(0.63)
Total special items	(174)	112		(81)	7		(88)	(0.16)
Total Company adjusted amounts (non-GAAP measures)[3]	$5,780	$1,358	23.5%	$1,304	$272	20.9%	$1,028	$1.88
Corporate adjusted amounts (non-GAAP measures)[3]	$95	$50

	Three months ended March 31, 2026
	Net sales	Sales change	Operating income	Operating income margin	Operating income margin expansion	Income before taxes	Provision for income taxes	Effective tax rate	Net income attributable to 3M	EPS	EPS percent change
Total Company GAAP amounts	$6,030	1.3%	$1,397	23.2%	230 bps	$878	$221	25.2%	$653	$1.23	(40)%
Corporate GAAP amounts	$121		$5
Adjustments for special items:
Net costs (benefit) from significant litigation	—		(170)			(45)	(25)		(20)	(0.04)
Loss on business divestitures	—		7			7	1		6	0.01
Manufactured PFAS products	(27)		126			126	31		95	0.18
Solventum ownership - change in value	—		—			356	—		356	0.67
Transformation costs	—		66			66	16		50	0.09
Total special items	(27)		29			510	23		487	0.91
Adjusted amounts (non-GAAP measures)[3]	$6,003	3.9%	$1,426	23.8%	30 bps	$1,388	$244	17.5%	$1,140	$2.14	14%
Corporate adjusted amounts (non-GAAP measures)[3]	$94		$34
3These items represent amounts adjusted for special items. See lead-in to non-GAAP measures discussion.

2026 forecast
2026 adjusted operating income margin expansion (non-GAAP measure)[3,4]	70 bps to 80 bps
2026 adjusted earnings per share (non-GAAP measure)[3,4]	$8.50 to $8.70
2026 adjusted effective tax rate (non-GAAP measure)[3,4]	~20%
43M provides these forward-looking non-GAAP measures, but cannot, without unreasonable effort, forecast certain items to present or provide a reconciliation to corresponding forecasted GAAP measures. These include special items such as net costs for significant litigation; projected divestiture gains (losses); divestiture costs; divestiture-related restructuring; changes in value of Solventum ownership; transformation costs; and net sales and estimates of income and associated activity of exited manufactured PFAS products all of which are subject to limitations in predictability of timing, ultimate outcome and numerous conditions outside of 3M’s control. 3M believes these limitations would result in a range of projected values so broad as to not be meaningful to investors. For these reasons, 3M believes that the probable significance of such information is low. Additionally, for similar reasons, 3M does not include the impact of potentially-divested or acquired businesses on expected operations in forecasted guidance it provides until close of a transaction. Information with respect to special items for certain historical periods is included in the section entitled “Description of special items”.

3M Company and Subsidiaries
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES – (CONTINUED)
(Unaudited)

	Three months ended March 31, 2026
Sales change[2]	Organic sales	Divestitures	Translation	Total sales change
Total company	(1.4)%	(0.1)%	2.8%	1.3%
Remove manufactured PFAS products special item impact	2.6	—	—	2.6
Adjusted total company (non-GAAP measures)[3]	1.2%	(0.1)%	2.8%	3.9%

By geographic area
Americas	(2.6)%	(0.2)%	1.1%	(1.7)%
Remove manufactured PFAS products special item impact	2.7	—	—	2.7
Adjusted Americas (non-GAAP measures)[3]	0.1%	(0.2)%	1.1%	1.0%

China	4.4%	—%	4.2%	8.6%
Remove manufactured PFAS products special item impact	(0.4)	—	—	(0.4)
Adjusted China (non-GAAP measures)[3]	4.0%	—%	4.2%	8.2%

Other Asia	0.3%	—%	(0.4)%	(0.1)%
Remove manufactured PFAS products special item impact	4.3	—	—	4.3
Adjusted Other Asia (non-GAAP measures)[3]	4.6%	—%	(0.4)%	4.2%

Europe, Middle East & Africa	(3.2)%	—%	9.9%	6.7%
Remove manufactured PFAS products special item impact	2.5	—	0.2	2.7
Adjusted Europe, Middle East & Africa (non-GAAP measures)[3]	(0.7)%	—%	10.1%	9.4%

By particular country
United States	(3.2)%	(0.1)%	—%	(3.3)%
Remove manufactured PFAS products special item impact	3.2	(0.1)	—	3.1
Adjusted United States (non-GAAP measures)[3]	—%	(0.2)%	—%	(0.2)%

2026 forecast
Sales Change[2]	Organic sales	Acquisitions	Divestitures	Translation	Total sales change
Total Company[4]	~3%	—%	—%	~1%	~4%
Adjusted net cash provided by (used in) operating activities; adjusted purchases of property, plant and equipment (also referred to as adjusted capital expenditures); adjusted free cash flow and adjusted free cash flow conversion (non-GAAP measures):

	Three months ended March 31,
Major GAAP cash flow categories (dollars in millions)	2026	2025
Net cash provided by (used in) operating activities	$574	$(79)
Net cash provided by (used in) investing activities	60	1,220
Net cash provided by (used in) financing activities	(2,124)	(422)

3M Company and Subsidiaries
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES – (CONTINUED)
(Unaudited)

	Three months ended March 31,
Adjusted free cash flow (non-GAAP measure) (dollars in millions)	2026	2025
Net cash provided by (used in) operating activities	$574	$(79)
Adjustments for special items:
Net costs/(recoveries) for significant litigation after-tax payment impacts	109	787
Divestiture costs after-tax payment impacts	—	16
Transformation actions after-tax payment impacts	32	—
Manufactured PFAS products after-tax payment impacts	51	(7)
Total adjustments for special items	192	796
Adjusted net cash provided by (used in) operating activities (non-GAAP measure)[5]	$766	$717
Purchases of property, plant and equipment (PPE)	(225)	(236)
Manufactured PFAS products impact - removing related purchases of PPE	—	8
Adjusted purchases of PPE (non-GAAP measure)[5]	$(225)	$(228)
Adjusted free cash flow (non-GAAP measure)[5]	$541	$489

Adjusted net income attributable to 3M	$1,140	$1,028

Adjusted free cash flow conversion (non-GAAP measure)[5]	47%	48%
53M defines adjusted net cash provided by (used in) operating activities as net cash provided by operating activities, adjusted for special items. 3M defines adjusted purchases of property, plant and equipment (also referred to as adjusted capital expenditures) as purchases of property, plant and equipment (PPE) adjusted for the estimated impact of such purchases associated with manufactured PFAS products activity. 3M defines adjusted free cash flow as adjusted net cash provided by (used in) operating activities less adjusted purchases of PPE. Cash payments/receipts associated with special items in the determination of adjusted net cash provided by (used in) operating activities are reflected net of applicable tax. The cash tax impact is determined by the amount, timing, and applicable tax rates for the actual cash tax payments, which may differ from the timing of the related pre-tax cash payments or underlying transactions. 3M defines adjusted free cash flow conversion as adjusted free cash flow divided by net income attributable to 3M, adjusted for special items (used for adjusted free cash flow conversion calculation).

(Dollars in billions)	2026 forecast
Net cash provided by (used in) operating activities	$5.6 to $5.8
Adjustments for special items[4]	—
Adjusted net cash provided by (used in) operating activities (non-GAAP measure)[4,5]	$5.6 to $5.8
Purchase of property, plant and equipment (PPE)	~1.1
Adjusted free cash flow (non-GAAP measure)[4,5]	$4.6 to $4.8

Net income attributable to 3M	$4.6 to $4.7
Adjustments for special items[4]	—
Adjusted net income attributable to 3M (non-GAAP measure)[3,4]	$4.6 to $4.7
Adjusted free cash flow conversion (non-GAAP measure)[4,5]	>100%

3M Company and Subsidiaries
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES – (CONTINUED)
(Unaudited)
Description of special items:
In addition to reporting financial results in accordance with U.S. GAAP, the Company also provides various non-GAAP measures that incorporate adjustments for the impacts of special items. Special items incorporated in the preparation of these non-GAAP measures for the periods presented include the items described below:
Net costs for significant litigation:
•These relate to 3M's respirator mask/asbestos (which include Aearo and non-Aearo items), PFAS-related other environmental, and Combat Arms Earplugs matters. Net costs include the impacts of changes in accrued liabilities (including interest imputation on applicable settlement obligations), legal costs, and insurance recoveries, along with the associated tax impacts. Associated tax impacts of significant litigation include impacts on Foreign Derived Intangible Income ("FDII"), Net Controlled Foreign Corporation Tested Income ("NCTI"), foreign tax credits, and tax costs of repatriation. 3M does not consider the elements of the net costs associated with these matters to be normal, operating expenses related to the Company’s ongoing operations, revenue generating activities, business strategy, industry, and regulatory environment. In the first quarter of 2026 and 2025, 3M reflected net pre-tax cash (receipts)/payments of $102 million and $806 million, respectively, related to net costs for significant litigation.
Gain/loss on business divestitures:
•In the third quarter of 2025, 3M classified a business as held for sale. In the first quarter of 2026, 3M reflected an adjustment to carrying it at its selling price less cost to sell.
Manufactured PFAS products:
•These amounts relate to sales and income (loss) and associated activity regarding manufactured PFAS products that 3M exited by the end of 2025. Income does not contemplate impacts on non-operating items such as net interest income/expense and the non-service cost components portion of defined benefit plan net periodic benefit costs. Relative to the impact of the activity of manufactured PFAS products on cash provided by (used in) operating activities, amounts are based on estimates of associated income, depreciation/amortization, certain changes in working capital and accruals, and timing of associated payments.
Solventum ownership - change in value:
•This amount relates to the change in value of 3M's retained ownership interest in Solventum common stock reflected in other expense (income), net.
Transformation costs:
•These represent net costs associated with 3M's transformation program, intended as a structural redesign of longer-term manufacturing, distribution, and business process services and locations. Accordingly, 3M does not consider the nature or effect of this program to be normal, operating expenses related to the Company’s ongoing operations, revenue generating activities, and day-to-day business strategy. Net costs include restructuring and other related items such as site closure, sale, moving and set-up, accelerated depreciation, and program management. In the first quarter of 2026, 3M made pre-tax cash payments of $32 million associated with transformation costs.

About 3M
3M (NYSE: MMM) is focused on transforming industries around the world by applying science and creating innovative, customer-focused solutions. Our multi-disciplinary team is working to solve tough customer problems by leveraging diverse technology platforms, differentiated capabilities, global footprint, and operational excellence. Discover how 3M is shaping the future at 3M.com/news.
Please note that the company announces material financial, business and operational information using the 3M investor relations website, SEC filings, press releases, public conference calls and webcasts. The company also uses the 3M News Center and social media to communicate with our customers and the public about the company, products and services and other matters. It is possible that the information 3M posts on the News Center and social media could be deemed to be material information. Therefore, the company encourages investors, the media and others interested in 3M to review the information posted on 3M’s News Center and the social media channels such as @3M or @3MNews.
Contacts
3M
Investor Contact:
Diane Farrow, 612-202-2449
Media Contact:
3MNews@mmm.com